 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2021

SEER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3800 Bridge Parkway, Suite 102
Redwood City, CA 94065
(Address of principal executive offices)

(650) 453-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.00001	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2021, Seer, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders. Present at the meeting in person or by proxy were holders of the Company's Class A and Class B common stock, representing 87,581,179, or approximately 84.5%, of the 103,648,523 eligible votes, constituting a quorum for the transaction of business.
The stockholders of the Company voted on the following items at the Meeting:
1.To elect three Class I directors to serve until the 2024 Annual Meeting of stockholders or until their respective successors are duly elected and qualified; and
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal One – Election of Directors

The table below presents the voting results of the election of the three Class I directors to the Company’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Percent of Voted	Broker Non-Votes
Catherine Friedman	85,949,642	1,052,478	98.8%	579,059
Omead Ostadan	85,860,636	1,141,484	98.7%	579,059
Mostafa Ronaghi, Ph.D.	86,515,335	486,785	99.4%	579,059

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,557,037	18,731	5,411	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.
Date: June 22, 2021
	By:	/s/ David Horn
David Horn
Chief Financial Officer